Exhibit 10.11.3

SECOND AMENDMENT TO
NOTE CONVERSION AGREEMENT, WAIVER AND RELEASE

THIS SECOND AMENDMENT TO NOTE CONVERSION AGREEMENT, WAIVER AND RELEASE (this “Amendment”) is made and entered into as of May 15, 2006, by and between Immediatek, Inc., a Nevada corporation (“Immediatek”), and _______________ (“Lender”). Each initially capitalized term used, but not otherwise defined, herein shall have the same meanings assigned to it in the Amended Agreement (hereinafter defined).

RECITALS:

WHEREAS, Immediatek and Lender are parties to that certain Note Conversion Agreement, Waiver and Release, dated as of January 9, 2006 (the “Note Conversion Agreement”);

WHEREAS, Immediatek and Lender previously amended the Note Conversion Agreement pursuant to that certain First Amendment to Note Conversion Agreement, Waiver and Release, dated as of March 15, 2006 (the “Prior Amendment,” and together with the Note Conversion Agreement, collectively, the “Amended Agreement”); and

WHEREAS, Immediatek and Lender desire to further amend the Amended Agreement to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Amended Agreement. Section 9 of the Amended Agreement is hereby deleted in its entirety and replaced with the following:

“9. Termination. This Agreement shall become null and void and of no further force or effect in the event that the purchase of securities from Immediatek by Radical Holdings LP or its affiliates does not occur on or prior to July 1, 2006.”

2. Miscellaneous.

(a) Effect of Amendment. Immediatek and Lender hereby agree and acknowledge that, except as expressly provided in this Amendment, the Amended Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of Immediatek and Lender that this Amendment and the Amended Agreement be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Amended Agreement, the terms of this Amendment shall control and govern.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Immediatek and Lender have executed this Amendment as of the day and year first above written.

Immediatek:	IMMEDIATEK, INC.,
a Nevada corporation

By:
	Name:	Paul Marin
	Title:	Chief Operating Officer

Lender:

By:
Name:

Title: